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                                                                   EXHIBIT 23


[KPMG PEAT MARWICK LLP LOGO]


                       CONSENT OF INDEPENDENT AUDITORS



Board of Directors
Pall Corporation:

We consent to incorporation by reference in Pall Corporation's Registration Statements Nos. 2-89404, 33-25640, 33-44399 and 33-51151 on Form S-8, and
Registration Statement Nos. 33-39655 and 33-57507 on Form S-3, of our reports dated September 5, 1995, relating to the consolidated balance sheets of Pall Corporation and subsidiaries as of July 29, 1995 and July 30, 1994 and the related consolidated statements of earnings, stockholders' equity and cash flows and related schedule for each of the years in the three-year period ended July 29, 1995, which reports are incorporated by reference or appear in this annual report on Form 10-K of Pall Corporation for the fiscal year ended July 29, 1995.

Our reports refer to the Company's adoption of Statement of Financial Accounting Standards No. 112, "Employers Accounting for Postemployment Benefits" in fiscal year 1995.

                                               /s/ KPMG PEAT MARWICK LLP
                                               -------------------------
                                               KPMG PEAT MARWICK LLP

Jericho, New York
October 23, 1995